UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 5, 2005
(Date of earliest event reported)

Hometown Auto Retailers, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-24669	06-1501703
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1309 South Main Street, Waterbury, CT	06706
(Address of principal executive offices)	(Zip Code)

(203) 756-1300
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

- -

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On December 5, 2005 the Registrant entered into an Asset and Franchise Purchase Agreement (the “Agreement”) with Nissan of Natick, Inc., a Massachusetts corporation with an office and principal place of business at 671 Worcester Road, Natick, Massachusetts 01760 (the “Seller”) for the purchase of Seller’s Nissan sales and service franchise and certain of Seller’s assets including the Seller’s customer lists, certain new Nissan parts and accessories, Nissan special tools and Nissan new vehicle inventory. The Registrant is not assuming any liabilities of the Seller. The purchase price is two million dollars plus an amount equal to the net invoice price to Seller for the new vehicle inventory (adjusted for dealer installed equipment at cost, holdback, advertising and floor plan assistance), the actual catalog value of the Nissan parts and accessories in stock and the scaled value of Nissan special tools all as described in the Agreement. The completion of the transaction is subject to the satisfaction of certain contingencies, including the securing of financing in the amount of the Purchase Price, as provided in the Agreement. On June 2, 2005 the Registrant filed a Form 8-K in which it announced an Exchange Agreement with the New England Subsidiaries of the Registrant (as described in the Form 8-K) and the stockholders of the Registrant in the Shaker Group (as described in the Form 8-K). On July 8, 2005 the Registrant filed a Form 8-K in which it announced that it had been notified that three shareholders had commenced a purported individual, class and derivative action in the Court of Chancery of the State of Delaware, seeking to enjoin the consummation of the exchanges that were announced on June 2, 2005. In the Form 8-K filed on July 8, 2005, the Registrant stated that it was unable to predict when it will send the information statement concerning the proposed exchanges to its shareholders or when the proposed exchanges will be consummated. In light of the continuing potential adverse effects which the ongoing litigation has upon the Registrant, it continues to be unable to predict when it will send the information statement concerning the proposed exchanges to its shareholders or when the proposed exchanges will be consummated. However, the assets to be acquired under the Agreement will be acquired by one of the New England Subsidiaries and all of the indebtedness relating thereto will be secured only by the assets of the New England Subsidiaries. Accordingly, in the event that the exchanges are ultimately consummated, it is anticipated that the assets and the indebtedness related thereto will become the sole obligation of the New England Subsidiaries and the Registrant will have no interest in the assets and no obligation with respect to the indebtedness incurred in connection with the acquisition of such assets.

A copy of the Agreement is attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 - (d) Exhibits

Number     Description

99.1	Agreement between the Registrant and Nissan of Natick, Inc. dated December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOMETOWN AUTO RETAILERS, INC.

Date: December 7, 2005	By:	/s/Corey Shaker
Corey Shaker, President and Chief
Executive Officer